UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 22, 2013 (November 19, 2013)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 19, 2013, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), BreitBurn Finance Corporation, a Delaware corporation (“FinCo” and, together with the Partnership, the “Issuers”), and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc., as representatives of the underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Issuers agreed to sell $400 million in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2022 (the “Additional Notes”) to the Underwriters in a public offering. On January 13, 2012, the Issuers issued $250 million in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2022, and on September 27, 2012, the Issuers issued $200 million in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2022 (together with the Additional Notes, the “Notes”).

The Partnership expects the transaction to close on November 22, 2013, subject to customary closing conditions. The Partnership expects to receive net proceeds of approximately $393.4 million from this offering, after deducting estimated fees and expenses and excluding accrued interest from October 15, 2013. The Partnership intends to use the net proceeds from this offering to reduce borrowings under its bank credit facility. After the application by the Partnership of the net proceeds from this offering to reduce borrowings under its bank credit facility, the Partnership’s outstanding debt under its bank credit facility is expected to be approximately $437 million as of November 22, 2013. On November 18, 2013, the borrowing base under the Partnership’s bank credit facility was increased from $1.5 billion to $1.6 billion, and the total lender commitment is currently $1.4 billion. Upon completion of, and as a result of this offering, the Partnership’s borrowing base will be automatically reduced by $100 million to $1.5 billion.

The Additional Notes to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-181531) filed on May 18, 2012, which was automatically declared effective by the Securities and Exchange Commission upon filing, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, indemnification obligations of the Issuers and the Guarantors and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement. Affiliates of certain of the Underwriters are lenders under the Partnership’s bank credit facility.

Indenture

On January 13, 2012, the Issuers entered into an Indenture (the “Indenture”), by and among the Issuers, the Guarantors and U.S. National Bank Association, as trustee (the “Trustee), governing the terms of the Notes. In August 2013, the Issuers entered into the First Supplemental Indenture, dated as of August 8, 2013, by and among the Issuers, the Guarantors and the Trustee, pursuant to which certain additional subsidiaries of the Partnership became Guarantors of the Notes. (In August 2013, the Issuers also entered into a First Supplemental Indenture, dated as of August 8, 2013, by and among the Issuers, the Guarantors and the Trustee, pursuant to which certain additional subsidiaries of the Partnership became Guarantors of the Issuers’ 8.625% Senior Notes due 2020.)

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Interest and Maturity

On January 13, 2012, the Issuers issued $250 million in aggregate principal amount of the Notes in a private placement exempt from the registration requirements under the Securities Act. On September 27, 2012, the Issuers issued $200 million in aggregate principal amount of the Notes in a private placement exempt from registration requirements under the Securities Act. Subsequently, such Notes were exchanged for Notes registered under the Securities Act. On November 22, 2013, the Issuers expect to issue the Additional Notes in a public offering, subject to customary closing conditions. The Additional Notes will constitute part of the same series as the previously issued Notes and will be fungible with such Notes. The Notes will mature on April 15, 2022. The interest payment dates for the Notes are April 15 and October 15 of each year. Interest will be paid on the Additional Notes from October 15, 2013 until maturity, commencing April 15, 2013.

Optional Redemption

Prior to January 15, 2015, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 107.875% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemption and the redemption occurs within 120 days of the date of the closing of such equity offering. Prior to January 15, 2017, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after January 15, 2017, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.938% for the twelve-month period beginning on January 15, 2017, 102.625% for the twelve-month period beginning January 15, 2018, 101.313% for the twelve-month period beginning on January 15, 2019 and 100.00% for the twelve-month period beginning on January 15, 2020 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants

The Indenture contains customary covenants that restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in the Partnership’s subsidiaries; (ii) pay distributions on, redeem or repurchase our units or redeem or repurchase the Partnership’s subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; or (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

Events of Default

The Indenture also contains customary Events of Defaults. Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934; (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $10.0 million or more, subject to a cure provision; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership. Upon a continuing Event of Default, the Trustee, by notice to the Issuers, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

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Miscellaneous

The descriptions set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.1, the Indenture, which is filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on January 13, 2012, and the First Supplemental Indenture, which is filed with this Report as Exhibit 4.2, and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Report is incorporated by reference into this Item 2.03 of this Report

ITEM 7.01. Regulation FD.

On November 19, 2013, the Partnership issued a press release announcing that it intended to commence an underwritten public offering of the Additional Notes. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

On November 19, 2013, the Partnership issued a press release announcing the pricing of its underwritten public offering of the Additional Notes. A copy of the press release is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference.

These press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated as of November 19, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Underwriters named therein.
4.1	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012.
4.2	First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture, dated as of January 13, 2012.
4.3	First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture dated as of October 6, 2010.
5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Additional Notes.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).
99.1	Press Release of BreitBurn Energy Partners L.P. dated November 19, 2013.
99.2	Press Release of BreitBurn Energy Partners L.P. dated November 19, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: November 22, 2013	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer

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exhibit index

1.1	Underwriting Agreement, dated as of November 19, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Underwriters named therein.

4.1	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33055) filed on January 13, 2012.

4.2	First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture, dated as of January 13, 2012.

4.3	First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture dated as of October 6, 2010.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Additional Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of BreitBurn Energy Partners L.P. dated November 19, 2013.

99.2	Press Release of BreitBurn Energy Partners L.P. dated November 19, 2013.

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